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                                                                    EXHIBIT 10.1

                           RESTRICTED STOCK AGREEMENT
                         UNDER THE AMENDED AND RESTATED
                            STEWART ENTERPRISES, INC.
                        1995 INCENTIVE COMPENSATION PLAN

      THIS AGREEMENT (the "Agreement") is effective as of November 18, 2004, by and between Stewart Enterprises, Inc., a Louisiana corporation, ("SEI") and Kenneth C. Budde ("Award Recipient").

      WHEREAS, SEI maintains the Amended and Restated 1995 Incentive Compensation Plan (the "Plan"), under which the Compensation Committee of the Board of Directors of SEI (the "Committee") may, among other things, grant restricted shares (the "Restricted Stock") of SEI's Class A common stock, no par value per share (the "Common Stock"), to key employees of SEI and its subsidiaries (collectively, the "Company") as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

      WHEREAS, pursuant to the Plan, the Committee has awarded to the Award Recipient shares of Restricted Stock.

      NOW, THEREFORE, in consideration of the premises, it is agreed with respect to the Restricted Stock as follows:

                                       1.
                                 AWARD OF SHARES

      1.1 Under the terms of the Plan, the Committee hereby awards to the Award Recipient, in consideration of future services, 72,000 shares of Restricted Stock.

      1.2 All awards hereunder are subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement. The definition of all capitalized terms used herein and not otherwise defined herein shall be as provided in the Plan.

                                       2.
                                     VESTING

      2.1 Subject to the provisions of the Plan and the other provisions of this Agreement, the shares of Restricted Stock granted hereby vest in installments as provided below, if the Award Recipient remains employed by the Company on the applicable vesting dates:

                            NUMBER OF SHARES OF RESTRICTED STOCK
SCHEDULED VESTING DATE                     VESTING
----------------------                     -------
    November 18, 2005                      18,000
    November 18, 2006                      18,000
    November 18, 2007                      36,000

      2.2 The shares of Restricted Stock shall also vest, if so provided in an employment agreement between SEI and the Award Recipient (the "Employment Agreement").

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      2.3 Under the terms of the Plan, all shares of Restricted Stock shall vest in full upon a Change of Control of SEI.

                                       3.
                        RESTRICTIONS ON RESTRICTED STOCK

      In addition to the conditions and restrictions provided in the Plan, the shares of Restricted Stock and the right to vote the Restricted Stock and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered prior to vesting. Subject to the restrictions on transfer provided in this Section 3, the Award Recipient shall be entitled to all rights of a shareholder of SEI with respect to the Restricted Stock, including the right to vote the shares and receive dividends and/or other distributions declared thereon.

                                       4.
                            TERMINATION OF EMPLOYMENT

      Except as otherwise provided in the Employment Agreement, termination of the Award Recipient's employment shall result in forfeiture of all unvested Restricted Stock.

                                       5.
                               STOCK CERTIFICATES

      5.1 The stock certificates evidencing the Restricted Stock shall be retained by SEI until the lapse of restrictions under the terms hereof. SEI shall place a legend, in the form specified in the Plan, on the stock certificates restricting the transferability of the shares of Restricted Stock.

      5.2 Upon the lapse of restrictions on shares of Restricted Stock, SEI shall cause a stock certificate without a restrictive legend to be issued with respect to the vested Restricted Stock in the name of the Award Recipient or his nominee within 30 days. Upon receipt of such stock certificate, the Award Recipient is free to hold or dispose of the shares represented by such certificate, subject to applicable securities laws.

                                       6.
                                    DIVIDENDS

      Any dividends paid on shares of Restricted Stock shall be paid to the Award Recipient currently.

                                       7.
                                      TAXES

      7.1 Unless an Award Recipient timely makes the election described in
Section 7.2, at the time that all or any portion of the Restricted Stock vests, the Award Recipient must deliver to

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SEI the amount of income tax withholding required by law. In accordance with the terms of the Plan, the Award Recipient may satisfy the tax withholding obligation by delivering currently owned shares of Common Stock or by electing to have SEI withhold from the shares the Award Recipient otherwise would receive shares of Common Stock having a value equal to the minimum amount required to be withheld.

      7.2 The Award Recipient understands that the Award Recipient (and not the Company) shall be responsible for the Award Recipient's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Award Recipient understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the Fair Market Value of the Restricted Stock as of the date any restrictions on the shares lapse. The Award Recipient understands that the Award Recipient may elect to be taxed at the time the Restricted Stock is granted rather than upon vesting by filing an election under Section 83(b) of the Code with the I.R.S. within thirty days from the date of grant. The form for making this election is available from the Secretary of SEI upon the request of the Award Recipient.

                                       8.
                       NO CONTRACT OF EMPLOYMENT INTENDED

      Nothing in this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Award Recipient's employment relationship with the Company at any time.

                                       9.
                                 BINDING EFFECT

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                       10.
                             INCONSISTENT PROVISIONS

      The shares of Restricted Stock granted hereby are subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control. If any provision of this Agreement relating to the Restricted Stock conflicts with any provision of any employment or change of control agreement between SEI and the Award Recipient, the provision in the employment or change of control agreement shall control.

                                       11.
                                  GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

                                       12.
                                  SEVERABILITY

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      If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Award Recipient and SEI intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                                      13.
                         ENTIRE AGREEMENT; MODIFICATION

      The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of the Agreement shall be void and ineffective for all purposes.

      By Award Recipient's signature below, Award Recipient represents that he is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Award Recipient has reviewed the Plan and this Agreement in their entirety and fully understands all provisions of this Agreement. Award Recipient agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under the Plan or this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    STEWART ENTERPRISES, INC.

                                    By: /s/JAMES W. MCFARLAND
                                        ---------------------
                                           James W. McFarland,
                                        Chairman of the Compensation
                                        Committee of the Board of Directors

                                        /s/KENNETH C. BUDDE
                                    -----------------------
                                            Kenneth C. Budde
                                             Award Recipient